Exhibit 99.1

LKQ Corporation Finalizes Acquisition of STAHLGRUBER GmbH

Chicago, IL, (May 31, 2018) - LKQ Corporation (Nasdaq:  LKQ) today announced the closing of its acquisition of STAHLGRUBER GmbH (“STAHLGRUBER”) from STAHLGRUBER Otto Gruber AG. Headquartered in Germany, STAHLGRUBER is a leading European wholesale distributor of aftermarket spare parts for passenger cars, tools, capital equipment and accessories with operations in Germany, Eastern Europe, Italy, and with further sales to Switzerland. STAHLGRUBER’s facilities include 188 sales centers, and an approximately 128,000 square meter advanced logistics center that is strategically located in Germany, serving more than 100,000 professional clients and offering over 500,000 SKUs.
“We are very excited to bring STAHLGRUBER into the LKQ family. This transaction demonstrates our ongoing commitment to expand our European footprint. With an impressive track record of growth and an industry leading management team, STAHLGRUBER clearly fits our strategic and acquisition criteria. We believe that STAHLGRUBER’s leading market position in Germany, unparalleled distribution network and unique value proposition will play a pivotal role in our efforts to grow LKQ’s business in Europe,” stated Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation.
John S. Quinn, Chief Executive Officer and Managing Director of LKQ Europe, commented: “I am delighted to welcome the STAHLGRUBER employees to LKQ. Combining the leading player in Germany with LKQ is a huge step towards our goal of creating a Pan-European auto parts distributor. We are confident that the combination will create significant benefits for our customers, employees and stockholders.”
Heinz Reiner Reiff, Chief Executive Officer of STAHLGRUBER Otto Gruber AG, commented: “With this transaction STAHLGRUBER Otto Gruber AG has implemented its first major step to diversify its portfolio. We believe the merger of STAHLGRUBER’s businesses with LKQ provides a long term secure home for the businesses and our employees, which will benefit our many constituents. We are pleased to become a major stockholder of LKQ and look forward to its continued success.”
Heinz Rieker, Chief Sales Officer of STAHLGRUBER GmbH, stated: “Stahlgruber is excited to join the LKQ family and leverage the benefits of being part of the leading company in our industry in Europe. STAHLGRUBER will immediately partner with LKQ’s existing operations to provide our customers and suppliers opportunities to improve our business relationships. With LKQ’s backing, we look forward to continuing our growth strategy in Germany and Eastern Europe by integrating the best practices from both STAHLGRUBER and LKQ to create a stronger company for all our constituents.”
On May 4, 2018, the European Commission cleared the transaction, with the exception of the wholesale business of STAHLGRUBER in the Czech Republic, which was referred for review to the Czech Competition Authority. Accordingly, the business of STAHLGRUBER in the Czech Republic will be temporarily retained by the seller.  LKQ will acquire these operations subject to the approval of the Czech Republic’s Competition Authority.
Additionally, LKQ indicated that because the acquisition closed late in the second quarter and it paid interest on its previously announced Eurobond offering for most of the quarter, the transaction will be dilutive to adjusted diluted earnings per share by approximately $0.01-0.02 during the second quarter of 2018. For the full year 2018, LKQ expects the acquisition to be accretive to adjusted diluted earnings per share by approximately $0.04-$0.06, reflecting the partial year contribution of STAHLGRUBER’s results and the timing of the Eurobond offering. The expected year one procurement synergies will be weighted more heavily to 2019 given the lag in purchasing and turning the inventory after the acquisition.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statement
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.  All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include, among others, the failure to realize, or delays in realizing, growth projections, synergies and cost-savings from the transaction; competitive responses to the transaction; and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

Joseph P. Boutross - LKQ Corporation
Vice President, Investor Relations
jpboutross@lkqcorp.com
(312) 621-2793